Exhibit 99.1

GREAT WESTERN BANCORP, INC.

Consolidated Financial Data (Unaudited)

(Dollars in thousands except per share amounts)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Operating Data:
Interest and dividend income (FTE)	$275,458	$264,874	$93,582	$89,794	$92,082	$92,265	$89,078
Interest expense	22,588	24,337	7,340	7,579	7,669	7,715	7,778
Noninterest income	24,841	31,280	10,005	6,936	7,900	8,501	10,314
Noninterest expense	141,959	151,904	46,430	48,438	47,091	48,318	54,278
Provision for loan losses	17,408	(2,065)	4,410	9,679	3,319	2,749	1,500
Net income	75,253	77,077	28,832	19,724	26,697	27,875	22,502
Earnings per common share[2]	$1.30	$1.33	$0.50	$0.34	$0.46	$0.48	$0.39

Performance Ratios:
Net interest margin (FTE)[3]	3.92%	3.99%	3.95%	3.89%	3.91%	4.10%	4.03%
Adjusted net interest margin (FTE)1 3	3.67%	3.77%	3.70%	3.64%	3.67%	3.86%	3.80%
Return on average total assets[3]	1.04%	1.12%	1.18%	0.83%	1.10%	1.19%	0.98%
Return on average common equity[3]	6.91%	7.30%	7.83%	5.49%	7.39%	7.68%	6.24%
Return on average tangible common equity1 3	14.5%	17.1%	15.8%	11.8%	15.8%	16.3%	14.2%
Efficiency ratio[1]	48.8%	50.9%	46.4%	51.7%	48.5%	49.0%	54.8%

Capital:
Tier 1 capital ratio	11.5%	12.1%	11.5%	11.6%	11.8%	11.8%	12.1%
Total capital ratio	12.5%	13.1%	12.5%	12.6%	12.9%	12.9%	13.1%
Tier 1 leverage ratio	9.4%	9.3%	9.4%	9.3%	9.1%	9.1%	9.3%
Common equity tier 1 ratio	10.8%	*	10.8%	10.8%	*	*	*
Tangible common equity / tangible assets[1]	8.6%	8.3%	8.6%	8.4%	8.3%	8.2%	8.3%

Asset Quality:
Nonperforming loans	$68,117	$80,838	$68,117	$74,332	$68,454	$78,905	$80,838
OREO	$21,969	$54,190	$21,969	$43,565	$43,442	$49,580	$54,190
Nonperforming loans / total loans	0.94%	1.21%	0.94%	1.05%	0.98%	1.16%	1.21%
Net charge-offs (recoveries)	$8,996	$6,761	$906	$9,073	$(983)	$2,269	$1,615
Net charge-offs (recoveries) / average total loans[3]	0.17%	0.14%	0.05%	0.52%	(0.06)%	0.13%	0.10%
Allowance for loan losses / total loans	0.77%	0.70%	0.77%	0.74%	0.74%	0.70%	0.70%
Watch-rated loans	$322,257	$266,416	$322,257	$384,448	$275,473	$287,723	$266,416

[1]	This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.
[2]	Share dilution calculated for the quarter and fiscal year-to-date periods was minimal and, as such, diluted EPS equals EPS for all periods presented.
[3]	Annualized for all partial-year periods.
*	Not applicable for period presented.

GREAT WESTERN BANCORP, INC.

Consolidated Income Statement (Unaudited)

(Dollars in thousands)

	For the nine months ended		For the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest and dividend income
Loans	$251,978	$240,133	$85,240	$82,394	$84,344	$84,477	$80,797
Taxable securities	17,050	20,190	5,984	5,379	5,687	6,173	6,598
Nontaxable securities	36	61	10	13	13	19	33
Dividends on securities	997	751	489	258	250	217	351
Federal funds sold and other	599	400	155	160	284	55	99

Total interest and dividend income	270,660	261,535	91,878	88,204	90,578	90,941	87,878
Interest expense
Deposits	17,775	19,629	5,776	5,984	6,015	6,135	6,319
Securities sold under agreements to repurchase	430	442	134	150	146	158	153
FHLB advances and other borrowings	2,706	2,591	867	893	946	861	751
Related party notes payable	692	690	233	227	232	231	230
Subordinated debentures and other	985	985	330	325	330	330	325

Total interest expense	22,588	24,337	7,340	7,579	7,669	7,715	7,778

Net interest income	248,072	237,198	84,538	80,625	82,909	83,226	80,100
Provision for loan losses	17,408	(2,065)	4,410	9,679	3,319	2,749	1,500

Net interest income after provision for loan losses	230,664	239,263	80,128	70,946	79,590	80,477	78,600

Noninterest income
Service charges and other fees	28,896	29,728	9,627	8,871	10,398	10,476	9,695
Net gain on sale of loans	5,027	3,885	1,903	1,580	1,544	1,654	1,322
Casualty insurance commissions	882	877	333	233	316	196	320
Investment center income	1,969	1,757	742	654	573	660	578
Net gain on sale of securities	51	6	—	—	51	84	—
Trust department income	2,903	2,847	897	938	1,068	891	942
Net increase (decrease) in fair value of loans at fair value	7,914	13,506	(24,394)	15,208	17,100	(1,602)	13,886
Net realized and unrealized gain (loss) on derivatives	(27,357)	(25,396)	18,946	(21,698)	(24,605)	(4,781)	(17,797)
Other	4,556	4,070	1,951	1,150	1,455	923	1,368

Total noninterest income	24,841	31,280	10,005	6,936	7,900	8,501	10,314
Noninterest expense
Salaries and employee benefits	75,373	71,176	26,612	24,673	24,088	23,929	24,126
Occupancy expenses, net	11,169	13,613	3,161	3,984	4,024	3,913	4,894
Data processing	14,193	14,105	4,657	4,708	4,828	5,443	4,354
Equipment expenses	2,956	3,099	1,075	925	956	1,251	1,077
Advertising	2,870	3,385	1,196	946	728	1,361	1,213
Communication expenses	3,429	3,402	1,031	1,225	1,173	1,108	1,046
Professional fees	10,464	9,623	3,289	3,603	3,572	2,610	3,620
Net (gain) loss from sale of repossessed property and other assets	(1,836)	(2,413)	(1,452)	(16)	(368)	(38)	(1,564)
Amortization of core deposits and other intangibles	6,402	13,448	1,776	2,313	2,313	2,767	4,069
Other	16,939	22,466	5,085	6,077	5,777	5,974	11,443

Total noninterest expense	141,959	151,904	46,430	48,438	47,091	48,318	54,278

Income before income taxes	113,546	118,639	43,703	29,444	40,399	40,660	34,636
Provision for income taxes	38,293	41,562	14,871	9,720	13,702	12,785	12,134

Net income	$75,253	$77,077	$28,832	$19,724	$26,697	$27,875	$22,502

GREAT WESTERN BANCORP, INC.

Summarized Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	As of
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Assets
Cash and due from banks	$187,171	$358,440	$428,186	$256,639	$235,077
Securities	1,410,475	1,402,508	1,263,983	1,341,242	1,395,768
Total loans	7,245,239	7,072,465	6,986,765	6,787,467	6,678,501
Allowance for loan losses	(55,930)	(52,426)	(51,820)	(47,518)	(47,038)

Loans, net	7,189,309	7,020,039	6,934,945	6,739,949	6,631,463
Goodwill and other intangible assets	705,634	707,410	709,723	712,036	714,803
Other assets	271,570	293,248	304,424	321,563	315,172

Total assets	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283

Liabilities and stockholders’ equity
Noninterest-bearing deposits	$1,360,722	$1,374,589	$1,381,887	$1,303,015	$1,294,131
Interest-bearing deposits	5,996,966	6,113,109	5,857,319	5,749,165	5,772,981

Total deposits	7,357,688	7,487,698	7,239,206	7,052,180	7,067,112
Securities sold under agreements to repurchase	161,559	163,343	190,585	161,687	185,620
FHLB advances and other borrowings	590,520	475,019	575,085	575,094	435,097
Other liabilities	166,541	186,033	185,015	161,378	173,490

Total liabilities	8,276,308	8,312,093	8,189,891	7,950,339	7,861,319
Stockholders’ equity	1,487,851	1,469,552	1,451,370	1,421,090	1,430,964

Total liabilities and stockholders’ equity	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283

GREAT WESTERN BANCORP, INC.

Loan Portfolio Summary (Unaudited)

(Dollars in thousands)

	As of				Fiscal year-to-date:
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	Change ($)	Change (%)
Commercial non-real estate	$1,701,024	$1,657,856	$1,551,607	$1,571,640	$129,384	8.2%
Agriculture	1,813,330	1,748,366	1,788,028	1,681,209	132,121	7.9%
Construction and development	290,525	310,011	285,366	314,000	(23,475)	(7.5)%
Owner-occupied CRE	1,128,536	1,110,074	1,146,670	1,151,868	(23,332)	(2.0)%
Non-owner-occupied CRE	1,046,392	1,011,274	1,033,481	922,395	123,997	13.4%
Multifamily residential real estate	255,540	241,896	180,204	152,931	102,609	67.1%

Commercial real estate	2,720,993	2,673,255	2,645,721	2,541,194	179,799	7.1%
Residential real estate	922,481	905,114	910,406	901,605	20,876	2.3%
Consumer	75,311	80,036	85,822	90,086	(14,775)	(16.4)%
Other[1]	38,901	35,433	35,311	34,243	4,658	13.6%

Total unpaid principal balance	7,272,040	7,100,060	7,016,895	6,819,977	452,063	6.6%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(26,801)	(27,595)	(30,130)	(32,510)	5,709	(17.6)%

Total loans	$7,245,239	$7,072,465	$6,986,765	$6,787,467	$457,772	6.7%

[1]	Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

GREAT WESTERN BANCORP, INC.

Net Interest Margin (FTE) (Unaudited)

(Dollars in thousands)

	For the three months ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$198,517	$155	0.31%	$265,929	$160	0.24%	$119,970	$99	0.33%
Investment securities	1,439,690	6,483	1.81%	1,334,460	5,650	1.72%	1,428,407	6,982	1.96%
Loans, other than loans acquired with deteriorated credit quality, net	6,995,340	84,798	4.86%	6,828,510	81,907	4.86%	6,362,850	80,445	5.07%
Loans acquired with deteriorated credit quality, net	122,697	2,146	7.02%	131,578	2,077	6.40%	186,825	1,552	3.33%

Loans, net	7,118,037	86,944	4.90%	6,960,088	83,984	4.89%	6,549,675	81,997	5.02%

Total interest-earning assets	8,756,244	93,582	4.29%	8,560,477	89,794	4.25%	8,098,052	89,078	4.41%
Noninterest-earning assets	1,065,347			1,093,229			1,143,845

Total assets	$9,821,591	$93,582	3.82%	$9,653,706	$89,794	3.77%	$9,241,897	$89,078	3.87%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,312,859			$1,282,530			$1,227,420
NOW, MMDA and savings deposits	4,665,101	$3,272	0.28%	4,447,606	$3,266	0.30%	4,048,428	$2,376	0.24%
CDs	1,499,667	2,504	0.67%	1,567,763	2,718	0.70%	1,860,094	3,943	0.85%

Total deposits	7,477,627	5,776	0.31%	7,297,899	5,984	0.33%	7,135,942	6,319	0.36%
Securities sold under agreements to repurchase	158,758	134	0.34%	182,386	150	0.33%	192,579	153	0.32%
FHLB advances and other borrowings	523,839	867	0.66%	528,571	893	0.69%	311,528	751	0.97%
Related party notes payable	41,295	233	2.26%	41,295	227	2.23%	41,295	230	2.23%
Subordinated debentures and other	56,083	330	2.36%	56,083	325	2.35%	56,083	325	2.32%

Total borrowings	779,975	1,564	0.80%	808,335	1,595	0.80%	601,485	1,459	0.97%

Total interest-bearing liabilities	8,257,602	$7,340	0.36%	8,106,234	$7,579	0.38%	7,737,427	$7,778	0.40%
Noninterest-bearing liabilities	87,433			89,341			58,657
Stockholders’ equity	1,476,556			1,458,131			1,445,813

Total liabilities and stockholders’ equity	$9,821,591			$9,653,706			$9,241,897

Net interest spread			3.46%			3.39%			3.47%
Net interest income and net interest margin (FTE)[1]		$86,242	3.95%		$82,215	3.89%		$81,300	4.03%

Less: Tax equivalent adjustment		1,704			1,590			1,200

Net interest income and net interest margin—ties to Statements of Comprehensive Income		$84,538	3.87%		$80,625	3.82%		$80,100	3.97%

[1]	These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.
[2]	Annualized for all partial-year periods.

GREAT WESTERN BANCORP, INC.

Net Interest Margin (FTE) (Unaudited)

(Dollars in thousands)

	For the nine months ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$302,449	$599	0.26%	$197,450	$400	0.27%
Investment securities	1,370,129	18,083	1.76%	1,427,707	21,002	1.97%
Loans, other than loans acquired with deteriorated credit quality, net	6,816,785	249,581	4.90%	6,239,191	239,146	5.12%
Loans acquired with deteriorated credit quality, net	135,106	7,195	7.12%	203,196	4,326	2.85%

Loans, net	6,951,891	256,776	4.94%	6,442,387	243,472	5.05%

Total interest-earning assets	8,624,469	275,458	4.27%	8,067,544	264,874	4.39%
Noninterest-earning assets	1,089,322			1,155,291

Total assets	$9,713,791	$275,458	3.79%	$9,222,835	$264,874	3.84%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,362,551			$1,232,354
NOW, MMDA and savings deposits	4,420,859	$9,190	0.28%	3,943,543	$6,942	0.24%
CDs	1,583,765	8,585	0.72%	1,952,901	12,687	0.87%

Total deposits	7,367,175	17,775	0.32%	7,128,798	19,629	0.37%
Securities sold under agreements to repurchase	169,660	430	0.34%	196,371	442	0.30%
FHLB advances and other borrowings	539,632	2,706	0.67%	312,011	2,591	1.11%
Related party notes payable	41,295	692	2.24%	41,295	690	2.23%
Subordinated debentures and other	56,083	985	2.35%	56,083	985	2.35%

Total borrowings	806,670	4,813	0.80%	605,760	4,708	1.04%

Total interest-bearing liabilities	8,173,845	$22,588	0.37%	7,734,558	$24,337	0.42%
Noninterest-bearing liabilities	83,772			77,140
Stockholders’ equity	1,456,174			1,411,137

Total liabilities and stockholders’ equity	$9,713,791			$9,222,835

Net interest spread			3.42%			3.42%
Net interest income and net interest margin (FTE)[1]		$252,870	3.92%		$240,537	3.99%

Less: Tax equivalent adjustment		4,798			3,339

Net interest income and net interest margin—ties to Statements of Comprehensive Income		$248,072	3.85%		$237,198	3.93%

[1]	These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.
[2]	Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation

We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.

We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.

Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Cash net income and return on average tangible common equity:
Net income	$75,253	$77,077	$28,832	$19,724	$26,697	$27,875	$22,502
Add: Amortization of intangible assets	6,402	13,448	1,776	2,313	2,313	2,767	4,069
Add: Tax on amortization of intangible assets	(660)	(2,433)	(220)	(220)	(220)	(811)	(811)

Cash net income	$80,995	$88,092	$30,388	$21,817	$28,790	$29,831	$25,760

Average common equity	$1,456,174	$1,411,137	$1,476,556	$1,458,131	$1,433,837	$1,439,117	$1,445,813
Less: Average goodwill and other intangible assets	708,799	721,630	706,526	708,782	711,088	713,462	717,104

Average tangible common equity	$747,375	$689,507	$770,030	$749,349	$722,749	$725,655	$728,709

Return on average common equity *	6.91%	7.30%	7.83%	5.49%	7.39%	7.68%	6.24%
Return on average tangible common equity *	14.5%	17.1%	15.8%	11.8%	15.8%	16.3%	14.2%
* Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$248,072	$237,198	$84,538	$80,625	$82,909	$83,226	$80,100
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200

Net interest income (FTE)	252,870	240,537	86,242	82,215	84,413	84,550	81,300

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Add: Current realized derivative gain (loss)	(16,005)	(13,277)	(5,416)	(5,307)	(5,282)	(4,978)	(4,600)

Adjusted net interest income (FTE)	$236,865	$227,260	$80,826	$76,908	$79,131	$79,572	$76,700

Average interest earning assets	$8,624,469	$8,067,544	$8,756,244	$8,560,477	$8,556,688	$8,181,194	$8,098,052
Net interest margin (FTE) *	3.92%	3.99%	3.95%	3.89%	3.91%	4.10%	4.03%
Adjusted net interest margin (FTE) **	3.67%	3.77%	3.70%	3.64%	3.67%	3.86%	3.80%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$244,783	$235,807	$83,094	$80,317	$81,372	$82,968	$79,245
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200

Interest income (FTE)	249,581	239,146	84,798	81,907	82,876	84,292	80,445
Add: Current realized derivative gain (loss)	(16,005)	(13,277)	(5,416)	(5,307)	(5,282)	(4,978)	(4,600)

Adjusted interest income (FTE)	$233,576	$225,869	$79,382	$76,600	$77,594	$79,314	$75,845

Average loans other than loans acquired with deteriorated credit quality	$6,816,785	$6,239,191	$6,995,340	$6,828,510	$6,626,507	$6,527,721	$6,362,850
Yield (FTE) *	4.90%	5.12%	4.86%	4.86%	4.96%	5.12%	5.07%
Adjusted yield (FTE) **	4.58%	4.84%	4.55%	4.55%	4.65%	4.82%	4.78%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue	$272,913	$268,477	$94,543	$87,561	$90,809	$91,727	$90,414
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200

Total revenue (FTE)	$277,711	$271,816	$96,247	$89,151	$92,313	$93,051	$91,614

Noninterest expense	$141,959	$151,904	$46,430	$48,438	$47,091	$48,318	$54,278
Less: Amortization of intangible assets	6,402	13,448	1,776	2,313	2,313	2,767	4,069

Tangible noninterest expense	$135,557	$138,456	$44,654	$46,125	$44,778	$45,551	$50,209

Efficiency ratio *	48.8%	50.9%	46.4%	51.7%	48.5%	49.0%	54.8%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders’ equity	$1,487,851	$1,430,964	$1,487,851	$1,469,552	$1,451,370	$1,421,090	$1,430,964

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Less: Goodwill and other intangible assets	705,634	714,803	705,634	707,410	709,723	712,036	714,803

Tangible common equity	$782,217	$716,161	$782,217	$762,142	$741,647	$709,054	$716,161

Total assets	$9,764,159	$9,292,283	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283
Less: Goodwill and other intangible assets	705,634	714,803	705,634	707,410	709,723	712,036	714,803

Tangible assets	$9,058,525	$8,577,480	$9,058,525	$9,074,235	$8,931,538	$8,659,393	$8,577,480

Tangible common equity to tangible assets	8.6%	8.3%	8.6%	8.4%	8.3%	8.2%	8.3%